NEWS BULLETIN RE: CLAIRE’S STORES, INC. 3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900

CLAIRE’S STORES, INC. EXPLORES STRATEGIC
ALTERNATIVES FOR ENHANCING SHAREHOLDER VALUE

PEMBROKE PINES, FL., December 1, 2006. Claire’s Stores, Inc. (NYSE:CLE) announced today that it is exploring strategic alternatives for enhancing shareholder value, including a possible sale of the company. The Company has retained Goldman, Sachs & Co. as its financial advisor to assist in this effort. The Company stated that there can be no assurance that this process will result in any specific transaction.

The Company also stated that it does not expect to disclose further developments relating to its exploration of strategic alternatives unless and until the Board of Directors has approved a definitive transaction.

Company Overview

Claire’s Stores, Inc. is a leading international specialty retailer offering value-priced costume jewelry and accessories to fashion-aware tweens, teens and young adult females through its two store concepts: Claire’s and Icing by Claire’s. While the latter operates only in North America, Claire’s operates internationally. As of November 25, 2006, Claire’s Stores, Inc. operated approximately 3,000 stores in the United States, Canada, Puerto Rico, the Virgin Islands, the United Kingdom, Ireland, France, Switzerland, Austria, Germany, Spain, Portugal, Holland and Belgium. Claire’s Stores, Inc. operates through its subsidiary, Claire’s Nippon, Co., Ltd., approximately 195 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. (fka JUSCO, Co. Ltd.), a $40 billion specialty retailer headquartered in Japan. The Company also licenses approximately 115 stores in the Middle East and Turkey under a licensing and merchandising agreement with Al Shaya Co., Ltd. and eight stores in South Africa under similar agreements with The House of Busby Limited.

Forward-looking Statements
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending for pre-teen, teen and young adult apparel and accessories; competition; general economic, political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; changes in laws; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase comparable store sales at recent historical rates; inability to design and implement new information systems; delays in anticipated store openings or renovations; and uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s annual report on Form 10-K for the Fiscal year ended January 28, 2006. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and most recent 10-K and 10-Q reports are available via Claire’s corporate website: http://www.clairestores.com. For information about our products and stores, please go to http://www.claires.com.

Contact Information: Marisa F. Jacobs, Esq., Vice President of Corporate Communications and Investor Relations
Phone: 212.594.3127, Fax: 212.244.4237 or Email at marisa.jacobs@claires.com